SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 24, 2000




                            MERCHANTONLINE.COM, INC.
              ----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     FLORIDA                         0-22607                      84-1233073
  --------------                   -----------               -------------------
  STATE OR OTHER                   (COMMISSION                (IRS EMPLOYER
  JURISDICTION OF                  FILE NUMBER)              IDENTIFICATION NO.)
                                   IN COMPANY)



                            1600 SOUTH DIXIE HIGHWAY
                            BOCA RATON, FLORIDA 33432
                 -------------------------------------- --------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (561) 395-3585


                  ---------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

         ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On January 19, 2000, Millward & Co. (Millward) was dismissed as the Registrant's principal accountant. Millward had served as the Registrant's principal accountant since October 1, 1998.

         The report of Millward on the Registrant's financial statements for the past fiscal year ended October 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The report however, was modified as to an uncertainty of the Company's ability to continue as a going concern.

         In connection with the forthcoming audit of the 1999 financial statements, Millward has not commenced with any audit procedures and there are no disagreements between the Company and Millward for the period since it was engaged as the auditor, on any matters of accounting principles and practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Millward, would have caused Millward to make reference to the matter in their report.

         The Registrant requested Millward to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Millward agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Millward on January 19, 2000. The Registrant is filing such letter as an exhibit to this Form 8-K Report.

         On January 24, 2000 the Registrant engaged Ernst & Young LLP ("E&Y") as its independent public accountant for the fiscal year ended October 31, 1999. The decision to change accountants was approved by the Registrant's Board of Directors.

         Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         No.      Description
         ---      -----------

         16.1     Letter regarding change in certifying accountant from Millward
                  & Co.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 MERCHANTONLINE.COM, INC.



               Date:  January 24, 2000           By:  /s/ TAREK KIRSCHEN
                                                    ----------------------------
                                                    Tarek Kirschen, President


                                       2